UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 7, 2007
NATURAL GAS SERVICES GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Colorado (State or other jurisdiction of Incorporation or organization)	1-31398 (Commission File Number)	75-2811855 (IRS Employer Identification No.)

2911 South County Road 1260 Midland, Texas (Address of Principal Executive Offices)		79706 (Zip Code)
432-563-3974
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 7, 2007, the Compensation Committee of the Board of Directors of Natural Gas Services Group, Inc. granted cash bonuses to each of its executive officers as follows:

Name and Position	Amount of Cash Bonus
Stephen C. Taylor
Chairman of the Board, President and Chief Executive Officer	$87,500.00
Paul D. Hensley
Director and President of Screw Compression Services, Inc.	$50,660.00
Earl R. Wait
Vice President — Accounting	$39,375.00
James R. Hazlett
Vice President—Technical Services	$40,250.00
     The cash bonuses were granted under our incentive cash bonus program or, the “IBP,” that provides guidelines for the calculation of annual non-equity incentive based compensation in the form of cash bonuses to our executives. Each year, the Compensation Committee of the Board of Directors approves the group of executives eligible to participate in the IBP and establishes target award opportunities for such executives, excluding our Chief Executive Officer, whose employment agreement provides for a target award opportunity of up to 50% of his base salary. Target award opportunities for our executives range from 20% to 50% of base salary.
     In 2006, 90% of an executive officer’s IBP award was based on achievement of company financial objectives relating to:
•	total revenues;

•	net income before taxes; and

•	EBITDA. EBITDA is calculated from our audited consolidated financial statements by adding to net income, or loss, (1) amortization and depreciation expense, (2) interest expense and (3) provision for income tax expense.
Each of these three components accounts for 30% of the total company financial objective portion of the IBP. The remaining 10% of an executive officer’s IBP award is based upon individual performance as evaluated by our Chief Executive Officer (except with respect to our Chief Executive Officer whose individual performance is evaluated by the Compensation Committee).
     Each year, the Compensation Committee sets a target level for each component of the company financial objective portion of the IBP. The payment of awards under the IBP is based upon whether these target levels are achieved for the year. As an example, if we achieve the target levels for all components of the company financial object portion of the IBP, an executive with a base salary of $100,000 and a target award opportunity of 40% will receive a cash bonus of $40,000, assuming the executive receives the full amount (10%) of the individual performance portion of the IBP. If we do not achieve the target levels for all of the components, the target award opportunity for each executive officer is decreased by 30% for each component in which there is a shortfall. For instance, if we meet all target levels except the target level for EBITDA, the executive’s award opportunity is decreased by 30%. With respect to the example described above, the award opportunity for the executive would be reduced from 40% to 28% (the target bonus of 40% multiplied by 70%) and the executive would receive a cash bonus of $28,000, assuming the executive receives the full amount of the individual performance portion of the IBP. In 2006, we met or exceeded all of our targets and each of our executives received the maximum bonus amount they could be awarded.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL GAS SERVICES GROUP, INC.
By:	/s/ Earl R. Wait
Earl R. Wait, Vice President—Accounting

Dated: March 13, 2007

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